
                                                          ALLIANCE FUNDING COMPANY
                                           BY LEE SERVICING COMPANY, A DIVISION OF SUPERIOR BANK, FSB
                                                           DESIGNATED SERVICER
                                                           SERVICER'S CERTIFICATE
                                                                 1997-1

                         IN ACCORDANCE WITH SECTION 6.08 OF THE POOLING AND SERVICING AGREEMENT DATED AS OF MARCH 1, 1997
                                                    LEE SERVICING COMPANY REPORTS THE
                         FOLLOWING INFORMATION PERTAINING TO SERIES 1997-1 FOR JUNE 25, 1997, THE REMITTANCE DATE.

                                                          DUE PERIOD ENDED: JUNE 1, 1997

------------------------------------------------------------------------------------------------------------------------------------
                                                     TOTAL POOL              SUBPOOL 1        SUBPOOL 2
                                                    ------------           -------------    -------------
   COLLECTIONS
   ----------------------
 1 Total Actual Principal Collections               2,330,548.58             805,341.85     1,525,206.73
 2 Total Actual Interest Collections                1,666,509.24             615,983.62     1,050,525.62
 3 Less: Service Fees Previously Remitted             100,917.11              37,221.21        63,695.90
 4 Less: Excess Service Fees                              127.36                 127.36             0.00
 5 Additional Proceeds                                      0.00                   0.00             0.00
                                                    ------------           ------------     ------------
 6 TOTAL COLLECTIONS:                               3,896,013.35           1,383,976.90     2,512,036.45

   MONTHLY ADVANCES
   ----------------------
 7 Delinquent Interest Advance                        283,805.90              98,734.98       185,070.92
 8 Compensating Interest                                4,798.56               1,409.98         3,388.58
 9 Amounts Held for Future Distributions                    0.00                   0.00             0.00
10 Reserve Withdrawal per Sec. 6.14                         0.00                   0.00             0.00
                                                    ------------           ------------     ------------
11 AVAILABLE REMITTANCE AMOUNT:                     4,184,617.81           1,484,121.86     2,700,495.95

   FEES
   ----------------------
12 Expense Account Deposit:                             5,283.87
                                                    ------------
13 ADJUSTED REMITTANCE AMOUNT:                      4,179,333.94

   REMAINING AMOUNT AVAILABLE:
14   Adjusted Remittance Amount                     4,179,333.94
15   Insured Payments due                                   0.00
16   Insurance Account Deposit @ 13 bp
       the Ending Principal Balance                    22,896.77
17   Class Remittance Amounts                       4,156,437.17
18   Non-Recoverable Advances not
       Previously Reimbursed                                0.00
                                                    ------------
19 Total Remaining Amount Available:                        0.00
                                                    ============

   REIMBURSEMENTS DUE PURSUANT TO SEC. 5.04

20   Servicing Fee                                          0.00
21   Monthly Advances and Servicer Advances                 0.00
22   Preference Amount per Sec. 6.06(b)                     0.00
23   Servicing compensation per Sec. 7.03                   0.00
24   REO Mgmt. & Dispositions per Sec 5.10                  0.00
25   Trustee Advances per Sec 11.01                         0.00

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                                                            Page 1 of 4




                                                          ALLIANCE FUNDING COMPANY
                                           BY LEE SERVICING COMPANY, A DIVISION OF SUPERIOR BANK, FSB
                                                           DESIGNATED SERVICER
                                                           SERVICER'S CERTIFICATE
                                                                 1997-1

                         IN ACCORDANCE WITH SECTION 6.08 OF THE POOLING AND SERVICING AGREEMENT DATED AS OF MARCH 1, 1997
                                                    LEE SERVICING COMPANY REPORTS THE
                         FOLLOWING INFORMATION PERTAINING TO SERIES 1997-1 FOR JUNE 25, 1997, THE REMITTANCE DATE.

                                                          DUE PERIOD ENDED: JUNE 1, 1997

------------------------------------------------------------------------------------------------------------------------------------
                                                        TOTAL                 CLASS A          CLASS R
                                                    ------------           -------------    -------------
26 Loans Outstanding - BOM                                    2598
27 Original Loan Balance                            219,474,047.70        219,474,047.70
28 Pre-Funding Account Balance                                0.00                  0.00
29 Initial Overcollateralization                      5,788,706.20          5,788,706.20
30 Realized Losses, LTD                                       0.00                  0.00
31 Carryforward Amount                                        0.00                  0.00
                                                    -------------------------------------------------
32 Total Class Principal Balance                    213,685,341.50        213,685,341.50
33   Pool Factor per Loan Balance                       99.7609308%           99.7609308%
34   Pool Factor per Class Balance                      97.1297007%           97.1297007%
35 Excess Spread                                              0.00                               0.00
36 Additional Principal due Class A                     808,998.63            808,998.63
37 Interest Remittance @ Pass-Through Rate            1,016,889.96          1,016,889.96

   PRINCIPAL REDUCTIONS:
38   Prepayments - Number                                       24                    24
39   Prepayments - Dollar                             2,053,560.31          2,053,560.31
40   Net Liquidation Proceeds                                 0.00                  0.00
41   Curtailments                                        13,308.47             13,308.47
42   Normal and Excess Payments                         263,679.80            263,679.80
                                                    -------------------------------------------------
43 Total Principal Remittance                         2,330,548.58          2,330,548.58
44 Additional Principal Reduction                       808,998.63            808,998.63
                                                    -------------------------------------------------
45 TOTAL REMITTANCE                                   4,156,437.17          4,156,437.17         0.00
                                                    =================================================
46 Current Month Realized Loss - Number                          0                  0.00
47 Current Month Realized Loss - Dollar                       0.00                  0.00

   CLASS PRINCIPAL BALANCE - EOM
48 Loans Outstanding - EOM                                    2574
49 Closing Loan Balance                             217,143,499.12        217,143,499.12
50 Pre-Funding Account Balance                                0.00                  0.00
51 Additional Principal Reduction, LTD                6,597,704.83          6,597,704.83
52 Realized Losses, LTD                                       0.00                  0.00
                                                    --------------------------------------------------
53 Total Class Principal Balance                    210,545,794.29        210,545,794.29
54      Pool Factor per Loan Balance                    98.7015905%           98.7015905%
55      Pool Factor per Class Balance                   95.7026338%           95.7026338%

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                                                           Page 2 of 4




                                                          ALLIANCE FUNDING COMPANY
                                           BY LEE SERVICING COMPANY, A DIVISION OF SUPERIOR BANK, FSB
                                                           DESIGNATED SERVICER
                                                           SERVICER'S CERTIFICATE
                                                                 1997-1

                         IN ACCORDANCE WITH SECTION 6.08 OF THE POOLING AND SERVICING AGREEMENT DATED AS OF MARCH 1, 1997
                                                   LEE SERVICING COMPANY REPORTS THE
                         FOLLOWING INFORMATION PERTAINING TO SERIES 1997-1 FOR JUNE 25, 1997, THE REMITTANCE DATE.

                                                          DUE PERIOD ENDED: JUNE 1, 1997

------------------------------------------------------------------------------------------------------------------------------------
56 Weighted Note Rate - THIS Remittance               10.78250%
57 Weighted Note Rate - NEXT Remittance               10.78448%

58 Weighted Average Remaining Term                     306.98

59 Accrual Period for Libor Rate                      27-May-97           thru 4-Jun-97
60 Days in Related Period                                 29

61 Pass-Through Rate                                   5.90750%

                                                     TOTAL POOL             SUBPOOL 1             SUBPOOL 2
                                                   --------------         -------------         -------------
62 Original Pool - Principal Balance               140,827,927.17         41,875,267.67         98,952,659.50
63 Original Pool - Pre-Funding Account              83,661,868.75         33,147,497.60         50,514,371.15
64 Original Pool - Initial Overcollateralization     4,489,795.92          1,500,455.31          2,989,340.61
                                                   ----------------------------------------------------------
65 Original Pool Total                             220,000,000.00         73,522,309.96        146,477,690.04

66 Original Pool - Number of Loans                      1646                    816                   830

------------------------------------------------------------------------------------------------------------------------------------

   CLASS A OVERCOLLATERALIZATION RECONCILIATION

                                                    Beg.of Month           Current Month          End of Month
                                                    ----------------------------------------------------------
67 Additional Principal Reduction, LTD               5,788,706.20            808,998.63           6,597,704.83
68 Less:  Realized Losses, LTD                               0.00                  0.00                   0.00
                                                     ---------------------------------------------------------
69 Overcollateralization of Principal                5,788,706.20            808,998.63           6,597,704.83
                                                     =========================================================

70 Base Overcollateralization Required                                                           12,571,428.57
71 Required Overcollateralization Amount                                                         12,571,428.57

   CURRENT MONTH SUBORDINATED AMOUNT                Beg.of Month           Current Month          End of Month
                                                    ----------------------------------------------------------
72 Original Subordinated Amount                      27,724,489.79                   N/A         27,724,489.79
73 Less: Cumulative Realized Losses                           0.00                  0.00                  0.00
74 Plus: Cumulative Additional Proceeds                       0.00                  0.00                  0.00
                                                    ----------------------------------------------------------
75 Current Subordinated Amount                       27,724,489.79                  0.00         27,724,489.79
                                                    ==========================================================

   NONRECOVERABLE ADVANCE RECONCILIATION

76 Beginning of Month                                         0.00
77 Current Month Unpaid Nonrecoverable Advance                0.00
78 Less: Current Month Reimbursement                          0.00
                                                    --------------
78 End of Month                                               0.00

   RESERVE ACCOUNT RECONCILIATION

80 Initial Reserve Deposit                            4,200,432.77
81 Reserve Withdrawal per Sec. 6.14                           0.00
                                                    --------------
82 End of Month                                       4,200,432.77

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                                                           Page 3 of 4



                                                          ALLIANCE FUNDING COMPANY
                                           BY LEE SERVICING COMPANY, A DIVISION OF SUPERIOR BANK, FSB
                                                           DESIGNATED SERVICER
                                                           SERVICER'S CERTIFICATE
                                                                 1997-1

                         IN ACCORDANCE WITH SECTION 6.08 OF THE POOLING AND SERVICING AGREEMENT DATED AS OF MARCH 1, 1997
                                                    LEE SERVICING COMPANY REPORTS THE
                         FOLLOWING INFORMATION PERTAINING TO SERIES 1997-1 FOR JUNE 25, 1997, THE REMITTANCE DATE.

                                                          DUE PERIOD ENDED: JUNE 1, 1997

------------------------------------------------------------------------------------------------------------------------------------

   CLASS FACTORS                                                             TOTAL POOL
   -------------                                                             ----------
83 Total Class Principal - Original Pool                                    220,000,000.00
84 Interest Remittance Amount                                                 1,016,889.96
85 Interest Rate Factor/1000                                                      4.622227

86 Total Principal Collections                                                2,330,548.58
87 Additional Principal Reduction                                               808,998.63
                                                                            --------------
88 Principal Remittance Amount                                                3,139,547.21
89 Principal Payment Factor/1000                                                 14.270669
90 Current Month Ending Principal Factor                                        957.026338

91 Prior Month Principal Factor                                                 971.297007


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                                                           Page 4 of 4